UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 6, 2012 (January 1, 2012)

Education Realty Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32417	20-1352180
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

530 Oak Court Drive, Suite 300 Memphis, Tennessee	38117
(Address of Principal Executive Offices)	(Zip Code)

901-259-2500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

Effective January 1, 2012, Education Realty Trust, Inc. (the “Company”) appointed Ms. Christine Richards, age 42, as Senior Vice President and Chief Operating Officer. Ms. Richards is responsible for overseeing the daily operations of the Company’s owned, third-party managed and joint venture properties. Ms. Richards has served as the Company’s Senior Vice President of Property Operations since 2010 and previously served as Vice President of Operations from 2006 to 2010 and as Regional Director from 2001 to 2006. Prior to joining the Company, Ms. Richards held various management positions at Gables Residential Trust, a multi-family REIT, from 1990 to 2001. Ms. Richards is a member of the Institute of Real Estate Management and a Certified Property Manager (CPM). The terms of Ms. Richards’ current employment agreement remain unchanged. A description of Ms. Richards’ employment agreement is provided under the caption “Compensation Discussion and Analysis – 2011 Compensation Actions – Employment Agreements” in the Company’s Definitive Proxy Statement on Schedule 14A for its 2011 Annual Meeting of Stockholders and is incorporated herein by reference.

2012 Long-Term Incentive Plan

Effective January 1, 2012, the Company implemented the Education Realty Trust, Inc. 2012 Long-Term Incentive Plan (the “2012 LTIP”). The 2012 LTIP is in addition to, and does not amend or supersede, the Education Realty Trust, Inc. 2010 Long-Term Incentive Plan (the “2010 LTIP”) or the Education Realty Trust, Inc. 2011 Long-Term Incentive Plan (the “2011 LTIP”) and the related award agreements.

The terms of the 2012 LTIP are substantially similar to the terms of the 2010 LTIP and the 2011 LTIP. A description of the 2010 LTIP and the 2011 LTIP is provided under the captions “Compensation Discussion and Analysis – Elements of EDR’s Compensation Program – 2010 Long-Term Equity Incentive Compensation” and “Compensation Discussion and Analysis – 2011 Compensation Actions – 2011 Long-Term Equity Incentive Compensation,” of the Company’s Definitive Proxy Statement on Schedule 14A for its 2011 Annual Meeting of Stockholders and is incorporated herein by reference. The terms of the 2012 LTIP differ from the 2011 LTIP as follows:

•
The 2012 LTIP provides that 40% of a participant’s award consists of a grant of restricted shares of the Company’s common stock, or restricted stock, which will vest in equal annual installments over three years.

•
The remaining 60% of a participant’s award consists of a grant of restricted stock units, or RSUs, with each RSU representing the right to receive in the future one share of the Company’s common stock.  The vesting of RSUs is based upon the Company’s achievement of total stockholder returns, or TSR, in relation to (i) for one-half of the award, the average TSR of a peer group, and (ii) for one-half of the award, the average TSR of the NAREIT Index, over a three-year period, or the Performance Period.

•
The Compensation Committee of the Company will determine whether and to what extent the performance goal has been met at the end of the Performance Period, or the Determination Date. RSUs will be converted into shares of common stock based upon the Company’s achievement of the “threshold,” “target” or “maximum” TSR performance goals set forth below on the Determination Date. The Compensation Committee may also interpolate between the specified performance goals.

	Threshold Performance	Target Performance	Maximum Performance
50% of Award	Company’s TSR is equal to or exceeds 40th percentile TSR of peer group	Company’s TSR is equal to or exceeds 60th percentile TSR of peer group	Company’s TSR is equal to or exceeds 80th percentile TSR of peer group

50% of Award	Company’s TSR is less than 1% below average TSR of NAREIT Index	Company’s TSR exceeds by 1% average TSR of NAREIT Index	Company’s TSR exceeds by 3% average TSR of NAREIT Index

•	Grants of RSUs under the 2012 LTIP will be made based on specified dollar amounts, with the number of shares of stock determined on the date of vesting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATION REALTY TRUST, INC.

Date: January 6, 2012	By:	/s/ Randall H. Brown
Randall H. Brown
Executive Vice President, Chief Financial Officer, Treasurer and Secretary